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                                                                    Exhibit 99.1

                                      PROXY
                             SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                       SLIPPERY ROCK FINANCIAL CORPORATION
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST __, 2004

The undersigned appoints _______________ and _______________, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Slippery Rock Financial Corporation that the undersigned would be entitled to vote at our special meeting of shareholders to be held at ________________________________________, Slippery Rock, Pennsylvania 16057, on
August __, 2004, and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. IF CHOICES ARE MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SO INDICATED.

      The board of directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

                       Slippery Rock Financial Corporation
                              100 South Main Street
                        Slippery Rock, Pennsylvania 16057

             (Continued and to be dated and signed on reverse side)

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Please mark your votes [X]

            1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of May 5, 2004 between F.N.B Corporation and Slippery Rock Financial Corporation and approve the merger and other transactions contemplated by the Agreement and Plan of Merger.

            FOR                         AGAINST                          ABSTAIN

            [ ]                           [ ]                              [ ]

            2. Proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies to approve and adopt the Agreement and Plan of Merger dated as of May 5, 2004 between F.N.B Corporation and Slippery Rock Financial Corporation.

            FOR                         AGAINST                          ABSTAIN

            [ ]                           [ ]                              [ ]

            3. Upon such other matters as may properly come before our special meeting or any adjournment, postponement or continuation thereof:

Signature(s) _________________________________ Dated _____________________, 2004

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, guardian or corporate official, your title should be stated. If shares are held jointly, each holder should sign.